UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2015

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in Item 2.03, on June 15, 2015, we and certain of our direct and indirect Domestic Subsidiaries entered into the Credit Agreement (as defined in Item 2.03). The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 15, 2015 (the “Redemption Date”), utilizing proceeds of the Term Loan (as defined in Item 2.03) and existing cash balances, we completed the redemption of the entire $100.0 million outstanding principal balance of 5.875% Senior Notes due 2017 (the “Notes”) at a redemption price equal to 102.9375% of the principal amount thereof, plus accrued and unpaid interest on the Notes to the Redemption Date. We previously disclosed our intention to redeem the Notes in our Form 8-K filed with the Securities and Exchange Commission on May 14, 2015. As a result of the redemption, the indenture, dated as of June 17, 2013, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Notes was satisfied and discharged as of the Redemption Date. We did not incur any early termination penalties in connection with the redemption of the Notes beyond the 2.9375% call premium reflected in the redemption price described above.

Item 2.02.	Results of Operations and Financial Condition.

We are furnishing the disclosure in this Item 2.02 in connection with the disclosure of information in the form of the textual information from a press release released on June 18, 2015.

The information in this Item 2.02 (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report on Form 8-K is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2015, we and certain of our direct and indirect Domestic Subsidiaries entered into an unsecured credit agreement (the “Credit Agreement”) with certain lenders; TD Bank, N.A., as administrative agent; TD Securities (USA) LLC, Branch Banking and Trust Company, Regions Business Capital, and Wells Fargo Securities, LLC, as joint lead arrangers and joint Bookrunners; and Branch Banking and Trust Company, Regions Bank, and Wells Fargo Securities, LLC, as co-syndication agents. Capitalized terms not otherwise defined in this Item 2.03 will have the meanings set forth in the Credit Agreement.

The Credit Agreement provides for the following:

1. A revolving line of credit in the amount of $175.0 million at any one time (the “Revolving Line”). Each Loan under the Revolving Line bears interest at either the Base Rate, plus the Applicable Rate or the LIBOR Rate for the Interest Period in effect for such borrowing, plus the Applicable Rate.

2. A term loan in the amount of $105.0 million (the “Term Loan”). Each Loan under the Term Loan bears interest at either the Base Rate, plus the Applicable Rate or the LIBOR Rate for the Interest Period in effect for such borrowing, plus the Applicable Rate; provided, however, that we are required to obtain interest rate protection through a Swap Contract covering not less than 75% of the aggregate outstanding principal amount of the Term Loan prior to September 13, 2015. The Term Loan requires principal payments of 6% per annum paid quarterly. Any remaining outstanding amount on the maturity date will be due in full. As described in Item 1.02, we used the proceeds from the Term Loan to redeem the entire $100.0 million outstanding principal balance of the Notes, plus accrued and unpaid interest on the Notes to the Redemption Date.

3. A swingline facility in the maximum amount of $5.0 million at any one time (subject to availability under the Revolving Line). Each Swingline Loan bears interest at the Base Rate, plus the Applicable Rate.

Subject to the satisfaction of certain terms and conditions described in the Credit Agreement, we have an option to increase the Revolving Line and/or the Term Loan by an aggregate amount not exceeding $50.0 million. The Revolving Line and the Term Loan both mature on the earlier of June 15, 2020, or the date that is six months in advance of the earliest maturity of any Permitted Notes under the Credit Agreement (other than our 5.000% Senior Notes due 2018).

The Credit Agreement contains customary limitations, including, without limitation, limitations on indebtedness; liens; fundamental changes to business or organizational structure; investments, loans, advances, guarantees, and acquisitions; asset sales; dividends, stock repurchases, stock redemptions, and the redemption or prepayment of other debt; and transactions with affiliates. We are also subject to financial covenants, including, without limitation, a minimum consolidated fixed charge coverage ratio and a maximum consolidated leverage ratio.

The Credit Agreement also contains customary events of default, including, without limitation, nonpayment of principal, interest, fees, or other amounts when due; violation of covenants; breaches of representations or warranties; cross defaults; change of control; insolvency; bankruptcy events; and material judgments. Some of these events of default allow for grace periods or are qualified by materiality concepts. Upon the occurrence of an event of default, the outstanding obligations under the Credit Agreement may be accelerated and become due and payable immediately.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Credit Agreement and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement and the exhibits thereto, which will be filed with our Annual Report on Form 10-K for the year ended April 30, 2015, and are hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit
Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated June 18, 2015, entitled “Smith & Wesson Holding Corporation Reports Fourth Quarter and Full Year Fiscal 2015 Financial Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: June 18, 2015	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated June 18, 2015, entitled “Smith & Wesson Holding Corporation Reports Fourth Quarter and Full Year Fiscal 2015 Financial Results”